Exhibit 10.60
FIRST SUPPLEMENTAL INDENTURE
FIRST SUPPLEMENTAL INDENTURE, dated as of June 20, 2008 (this “First Supplemental Indenture”), between TAL Advantage II LLC, a limited liability company organized under the laws of Delaware (the “Issuer”) and U.S. Bank National Association, a national banking association organized under the laws of the United States, as indenture trustee (the “Indenture Trustee”).
               WHEREAS, the Issuer and the Indenture Trustee are parties to an indenture dated as of March 27, 2008, as amended, modified or supplemented from time to time in accordance with its terms (the “Indenture”), providing, among other things, for the authentication, delivery and administration of the Notes described therein;
               WHEREAS, pursuant to Article X of the Indenture and subject to certain conditions stated therein, the Issuer and the Indenture Trustee may enter into a supplemental indenture in order to amend the Indenture; and
               WHEREAS, the Issuer desires to amend the Indenture in accordance with the terms and conditions set forth below;
               NOW THEREFORE, in consideration of the foregoing premises, the parties mutually agree as follows:
ARTICLE I
Definitions
          SECTION 1.1. Defined Terms. Terms for which meanings are provided in the Indenture are, unless otherwise defined herein or the context otherwise requires, used in this First Supplemental Indenture with such meanings.
     ARTICLE II
Amendment to the Indenture
          SECTION 2.1. Subject to the satisfaction of the conditions specified in Article III below and effective as of the First Supplemental Indenture Effective Date (as defined herein), the Indenture shall be amended as follows:
     (a) Amendment to Appendix A to Indenture (Master Index of Defined Terms).
     Definition of Indebtedness. Clause “(vi)” of the definition of “Indebtedness” is hereby deleted in its entirety.
(b) For the avoidance of doubt, to the extent that any term set forth in Appendix A to the Indenture is defined by reference to the definition of such term in the Credit Agreement and to the extent the definition of such term in the Credit Agreement includes the term “Indebtedness,” the term “Indebtedness” shall be deemed not to include obligations under any interest rate hedging or under any similar type of agreement to the extent of the amount due if such agreement were to be terminated.

ARTICLE III
Conditions Precedent
          SECTION 3.1. This First Supplemental Indenture shall become effective as of the date upon which the following conditions precedent shall be satisfied (the “First Supplemental Indenture Effective Date”):
     (a) execution and delivery of this First Supplemental Indenture by the parties hereto, with the executed consent of the Noteholders, as Requisite Global Majority;
     (b) delivery to the Indenture Trustee of an Opinion of Counsel pursuant to Section 1003 of the Indenture, stating that all conditions precedent for the execution of this First Supplemental Indenture have been satisfied; and
     (c) execution by the Issuer of an Officer’s Certificate, pursuant to Section 1301 of the Indenture, to the effect that all conditions precedent to this First Supplemental Indenture have been complied with substantially in the form of the Officer’s Certificate attached as Exhibit A hereto.
ARTICLE IV
Miscellaneous
          SECTION 4.1. Limitation of Right. Except as expressly set forth in this First Supplemental Indenture, this First Supplemental Indenture shall be binding upon the Issuer, the Noteholders and their respective successors and permitted assigns and shall not inure to the benefit of any Person other than the parties hereto, the Noteholders and the Manager as provided herein. Notwithstanding the previous sentence, the parties hereto, the Seller and the Manager acknowledge that each Hedge Counterparty is an express third party beneficiary hereof entitled to enforce its rights hereunder as if actually a party hereto.
          SECTION 4.2. Successors and Assigns. All provisions of this First Supplemental Indenture shall bind the parties hereto and their permitted successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.
          SECTION 4.3. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW, AND THE RIGHTS, OBLIGATIONS AND REMEDIES OF THE PARTIES HERETO SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          SECTION 4.4. Severability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

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          SECTION 4.5. Ratification of Indenture; First Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Noteholder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
          SECTION 4.6. Counterparts. The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.
          SECTION 4.7. Headings. The headings of the Articles and the Sections in this First Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

TAL ADVANTAGE II LLC, as Issuer

By:	TAL International Container Corporation, its manager

By:

Name:
Title:
TAL Advantage II LLC First Supplemental Indenture

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U.S. BANK NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

TAL Advantage II LLC First Supplemental Indenture

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Consented to as of the date first above written:
FORTIS CAPITAL CORP.,
     as Noteholder

By:
Name:
Title:

ING BANK N.V.,
as Noteholder

By:
Name:
Title:
TAL Advantage II LLC First Supplemental Indenture

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